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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF DESKTOP DATA, INC.

  1. Desktop Data Canada, Inc., Toronto, Ontario, Canada.

  2. Desktop Data Securities Corporation, Massachusetts, United States of
  America.